UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 3, 2006
HARTFORD LIFE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-12749 (Commission File Number)	06-1470915 (IRS Employer Identification No.)

Hartford Life, Inc. 200 Hopmeadow Street Simsbury, Connecticut (Address of principal executive offices)	06089 (Zip Code)

(860) 547-5000 (Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Hartford Life, Inc. (“HLI”) and Citibank, N.A., as trustee (the “Trustee”), have entered into Supplemental Indenture No. 1, dated October 3, 2006 (the “Supplemental Indenture”), amending the Senior Indenture, dated as of May 19, 1997 (the “Indenture”), between HLI and the Trustee with respect to the HLI’s 7.65% Debentures due 2027 (the “7.65% debentures”) and 7.375% Senior Notes due 2031 (the “7.375% notes” and, together with the 7.65% debentures, the “HLI notes”). The Supplemental Indenture amends the Indenture with respect to the HLI notes to eliminate the requirement that HLI file reports with the Securities and Exchange Commission or otherwise provide reports to holders of HLI notes in the absence of an obligation to do so under applicable law (the “amendment”).
Holders of a majority of the outstanding principal amount of each series of HLI notes have consented to the amendment in connection with offers by The Hartford Financial Services Group, Inc. (“HFSG”), the parent company of HLI, to exchange all issued and outstanding HLI notes for a new series of HFSG Senior Notes due 2041 and cash and the related solicitation of consents to the amendment and HFSG’s separate solicitation of consents to the amendment with respect to the 7.65% debentures.
Although the Supplemental Indenture was executed on October 3, 2006, the effectiveness of the amendment is subject to the acceptance by HFSG of the HLI notes for exchange pursuant to the exchange offers described above, which is currently expected to be October 5, 2006. HLI intends, to the extent permitted by applicable law, to deregister all of its outstanding debt securities under the Securities Exchange Act of 1934, as amended, following completion of the exchange offers. Upon such deregistration, HLI will no longer have an obligation with respect to the HLI notes to file reports with the Securities and Exchange Commission.
The foregoing description of the material terms of the Supplemental Indenture is qualified by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.

4.1	Supplemental Indenture No. 1, dated October 3, 2006, between Hartford Life, Inc. and Citibank, N.A., as Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE, INC.

By:	/s/ Richard G. Costello

Name:	Richard G. Costello
Title:	Vice President and Corporate Secretary
Date: October 4, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Supplemental Indenture No. 1 dated October 3, 2006, between Hartford Life, Inc. and Citibank, N.A., as Trustee.

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